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                                                                    EXHIBIT (8e)

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                             PARTICIPATION AGREEMENT

                                        AMONG

                     ALLIANCE VARIABLE PRODUCTS SERIES FUND, INC.

                           ALLIANCE FUND DISTRIBUTORS, INC.

                           ALLIANCE CAPITAL MANAGEMENT L.P.

                                         AND

                            KEYPORT LIFE INSURANCE COMPANY

    THIS AGREEMENT, made and entered into this 21st day of August, 1996 by and among Keyport Life Insurance Company, a Rhode Island corporation, (referred to as the "Company"), each on its own behalf and on behalf of its Separate Account, which is a segregated asset account of the Company; Alliance Variable Products Series Fund, Inc. (the "Fund"), a corporation organized under the laws of the State of Maryland; Alliance Capital Management L.P., ("Adviser"), a Delaware limited partnership and Alliance Fund Distributors, Inc. ("Underwriter"), a Delaware corporation.

    WHEREAS, the Fund engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts ("Variable Insurance Products") to be offered by insurance companies which have entered into participation agreements with the Fund and Adviser on substantially the same terms as in this Agreement (hereinafter "Participating Insurance Companies"); and


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    WHEREAS, the shares of the Fund are divided into several series of shares
(such series being hereinafter referred to individually as a "Portfolio" or collectively as the "Portfolios") as shown on Schedule A attached hereto; and

    WHEREAS, the Fund has been granted or currently intends to apply for an order from the Securities and Exchange Commission ("SEC"), granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended (hereinafter the "1940 Act") and Rules 6e(b)(15) and 6e-3(T)(b)(15) thereunder to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies (hereinafter the "Shared Funding Exemptive Order"); and

    WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and its shares are registered under the Securities Act of 1933, as amended (hereinafter the "1933 Act"); and

    WHEREAS, the Adviser is duly registered as an investment adviser under the federal Investment Advisers Act of 1940, as amended and any applicable state securities law; and

    WHEREAS, the Company has registered or will register certain Variable Insurance Products under the 1933 Act; and

    WHEREAS, the Company has established duly organized, a validly existing segregated asset account as shown on Schedule B attached hereto (the "Separate Account") established by resolution of the Board of Directors of the Company, and divided such Separate Account into subaccounts to set aside and invest assets attributable to aforesaid variable annuity contracts; and


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    WHEREAS, the Company has registered or will register the certain Separate
Account as a unit investment trust under the 1940 Act; and

    WHEREAS, the Underwriter is registered as a broker-dealer with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended, (hereinafter the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (hereinafter "NASD"); and

    WHEREAS, Keyport Financial Services Corporation ("KFSC"), the underwriter for the individual variable annuity and the variable life policies, is registered as a broker-dealer with the SEC under the 1934 Act and is a member in good standing of the NASD; and

    WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolios on behalf of the Separate Account to fund certain Variable Insurance Products. Underwriter is authorized to sell such shares to unit investment trusts such as the Separate Account at net asset value, and acts as distributor of the Portfolio shares.

    NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund, the Adviser and the Underwriter agree as follows:

ARTICLE I.  SALE OF FUND SHARES

    1.1 The Underwriter shall sell to the Company those shares of the Fund which the Separate Account orders, executing such orders on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the order for shares of the Fund. For purposes of this Section 1.1, the Company shall be the designee of the Fund for receipt of such orders from the Separate Account and receipt by such designee shall constitute receipt by the


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Fund provided that each Company receives the order by 4:00 p.m. New York time and the Fund receives notice from the Company, as the Company and Fund may agree, by 9:00 a.m. New York time on the next Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for regular trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC.

    1.2 The Fund agrees subject to the terms of this Agreement, to make its shares available indefinitely for purchase at the applicable net asset value per share by the Company and the Separate Account on those days on which the Fund calculates its net asset value pursuant to rules of the SEC and the Fund shall use reasonable efforts to calculate such net asset value on each day on which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the Board of Directors of the Fund (hereinafter the "Board") may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.

    1.3 The Fund agrees that shares of the Fund will be sold only to Participating Insurance Companies and their separate accounts which have agreed to participate in the Fund to fund their Separate Accounts and/or certain qualified plans, all in accordance with the requirement of Section 817(h) of the Internal Revenue Code of 1986, as amended (hereinafter "Code") and Treasury Regulation 1.817-5. No shares of any Portfolio will be sold to the general public.

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    1.4  The Fund and Adviser will not sell Fund shares to any insurance company or separate account unless an agreement containing substantially similar provisions as Articles I, III, V, VI and Sections 2.5 of Article II of this Agreement is in effect to govern such sales.

    1.5 The Fund will redeem for cash, on the Company's request, any full or fractional shares of the Fund held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt by the Fund or its designee of redemption requests. For purposes of this Section 1.5, the Company shall be the designee of the Fund for receipt of requests for redemption from the Separate Account, and receipt by such designee should constitute receipt by the Fund; provided that the Company receives the request for redemption by 4:00 p.m. New York time, and the Fund receives notice from the Company, as the Company and Fund may agree, by 9:00 a.m. New York time on the next Business Day.

    Subject to the applicable rules and regulations, if any, of the SEC, the Fund may pay the redemption price for shares of any Portfolio in whole or in part by a distribution in kind of securities from the Portfolio of the Fund allocated to such Portfolio in lieu of money, valuing such securities at their value employed for determining net asset value governing such redemption price, and selecting such securities in a manner the Board may determine in good faith to be fair and equitable.

    1.6 The Fund may suspend the redemption of any full or fractional shares of the Fund (1) for any period (a) during which the New York Stock Exchange is closed (other than customary weekend and holiday closings) or (b) during which trading on the New York Stock Exchange is restricted; (2) for any period during which an emergency exists as a result of which (a) disposal by the Fund of securities owned by it is not reasonably practicable or (b) it is not

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reasonably practicable for the Fund fairly to determine the value of its net assets; or (3) for such other periods as the SEC may by order permit for the protection of shareholders of the Fund.

    1.7 The Company will purchase and redeem the shares of each Portfolio offered by the then current prospectus of the Fund in accordance with the provisions of such prospectus and statement of additional information ("SAI") (collectively referred to as "Prospectus," unless otherwise provided).

    1.8 The Company shall pay for Fund shares on the same Business Day as an order to purchase Fund shares is made in accordance with the provisions of
Section 1.1 hereof. Payment shall be in federal funds transmitted by wire, or may otherwise be provided by separate agreement. For purpose of Section 2.10 and 2.11, upon receipt by the Fund of the federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund.

    1.9 Issuance and transfer of the Fund's shares will be by book entry only. Stock certificates will not be issued to the Company or the Separate Account. Shares ordered from the Fund will be recorded in an appropriate title for the Separate Account or the appropriate subaccount of the Separate Account.

    1.10 The Fund shall furnish same day notice (by wire or telephone, followed by written confirmation) to the Company of any income dividends or capital gain distributions payable on the shares of any Portfolio. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on the Portfolio shares in additional shares of that Portfolio. The Company reserves the right to revoke this election and to receive all such income, dividends and capital gain distributions in cash. The Fund shall notify the Company

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of the number of shares so issued as payment of such income, dividends and capital gains distributions.

    1.11 The Fund shall make the net asset value per share for each Series available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 7 p.m., New York time.


ARTICLE II.   REPRESENTATIONS AND WARRANTIES

    2.1 The Company represents and warrants that the Contracts are or will be registered under the 1933 Act to the extent required by the 1933 Act; that the Contracts will be issued and distributed in compliance in all material respects with all applicable federal and state laws and that the sale of the Contracts shall comply in al material respects with state insurance suitability requirements. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that prior to any issuance or sale of any Contract it has legally and validly established the Separate Account as a segregated asset account under the applicable state insurance laws and has registered or, prior to any issuance or sale of the Contracts, will register the Separate Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts.

    2.2 The Company represents and warrants that KFSC, the underwriter for the individual variable annuity and the variable life policies, is a member in good standing of the NASD and is a registered broker-dealer with the SEC. The Company represents and warrants that the Company and KFSC will issue and distribute such policies in accordance in all material

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respects with all applicable state and federal securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.

    2.3 The Fund represents and warrants that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with the laws of the State of Maryland, and all applicable federal and any state securities laws and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund or the Adviser.

    2.4 The Fund represents that it does or intends to qualify as a Regulated Investment Company under the Subchapter M of the Code and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future. The Fund represents and warrants that each Portfolio will comply with the diversification requirements set forth in
Section 817(h) of the Code, and the rules and regulations thereunder, including without limitation Treasury Regulation 1.817-5, and will notify the Company immediately upon having a reasonable basis for believing any Fund has ceased to comply or might not so comply and will immediately take all reasonable steps to adequately diversify the Fund to achieve compliance within the grace period afforded by Regulation 1.817-5. The Fund acknowledges that any failure to qualify as a Regulated Investment Company will eliminate the ability of the subaccounts to avail themselves

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of the "look through" provisions of Section 817(h) of the Code, and that as a result the Contracts will almost certainly fail to qualify as annuity contracts under Section 817(h) of the Code.

    2.5 The Company represents that the Contracts are currently treated as endowment or annuity contracts under applicable provisions of the Code and that it will make every effort to maintain such treatment and that it will notify the Fund and the Adviser immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

    2.6 The Fund makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or regulations of the various states except that the Fund represents that it believes it currently complies in all material respects and intends at all times to comply in all material respects with the applicable insurance laws of the domiciliary states of the Participating Insurance Companies to the extent that the Participating Insurance Companies advise the Fund, in writing, of such laws or any changes in such laws.

    2.7 The Adviser represents and warrants that the Underwriter is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. The Underwriter further represents that it will sell and distribute the Fund's shares in accordance with applicable state and federal securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.

    2.8 The Fund represents that it is lawfully organized and validly existing under the laws of the State of Maryland and that it does and will comply in all material respects with the 1940 Act.

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    2.9  The Fund represents and warrants that the Adviser is and shall remain duly registered under all applicable federal and state securities laws and that the Adviser shall perform its obligations for the Fund in compliance in all material respects with the applicable laws of the State of Delaware and any applicable state and federal securities laws.


ARTICLE III.  PROSPECTUS AND PROXY STATEMENTS; VOTING

    3.1 The Fund and the Adviser shall provide the Company with as many copies of the Fund's current prospectus and Statement of Additional Information (describing only the Portfolios listed in Schedule A) as the Company may reasonably request in connection with delivery of the prospectus to shareholders of Variable Insurance Products. If requested by Company in lieu thereof, the Fund or the Adviser shall provide such documentation (including a "camera ready" copy of the new prospectus as set in type or, at the request of Company, as a diskette in the form sent to the financial printer) and other assistance as is reasonably necessary in order for the parties hereto once a year (or more frequently if the prospectus for the shares is supplemented or amended) to have the prospectus for the Variable Insurance Products and the prospectus for the Fund shares printed together in one document the expenses of such printing will be apportioned between (a) the Company (b) Fund in proportion to the number of pages of the Policy and Shares prospectuses, taking into account other relevant factors affecting the cost of printing such as covers, columns, graphs, and charts; the Fund to bear the cost with printing the Shares's prospectus portion of such document and the company to bear the expenses of printing the portion with such documents relating to the Accounts. the Company will bear all printing costs when the prospectuses are used for distribution to prospective purchasers. In the event that the Company requests that the Fund or the Adviser provide the Fund's prospectus in

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a "camera-ready" or diskette format, the Fund
shall be responsible for providing the prospectus in the format in which it is accustomed to formatting prospectuses and shall bear the expense of providing the prospectus in such format (E.G., typesetting expenses) and the Company shall bear the expense of adjusting or changing the format to conform with any of its prospectuses.

    3.2 The Fund's prospectus shall state that the Statement of Additional Information for the Fund is available from Fund and the Company, and at the Fund's expense, the Fund shall provide a final copy of such Statement of Additional Information to Company for duplication and provision to any Owner of a Variable Insurance Product or prospective owner who requests it.

    3.3 The Fund, at its expense, shall provide the Company with copies of its proxy materials, reports to shareholders and other communications (except for prospectus and Statements of Additional Information, which are covered in
Section 3.1) to shareholders in such quantity as the Company shall reasonably require for distribution to Owners.

    3.4  If and to the extent required by law the Company shall;

         (i)   solicit voting instructions from Owners;

         (ii) vote the Fund shares in accordance with instructions received from Owners; and

         (iii) vote Fund shares for which no instructions have been received in a particular Separate Account in the same proportion as Fund shares of such Portfolio for which instructions have been received in that Separate Account,

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so long and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. The Company reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law. Participating Insurance Companies shall be responsible for assuring that each of their Separate Accounts participating in the Fund calculates voting privileges in a manner consistent with the standards to be provided in writing to the Participating Insurance Companies.

    3.5 The Fund shall comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Fund will either provide for annual meetings or comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of that Act) as well as with
Section 16(a) and, if and when applicable, 16(b). Further, the Fund will act in accordance with the SEC's interpretation of the requirements of Section 16(a) with respect to periodic elections of directors and with whatever rules the Commission may promulgate with respect thereto.


ARTICLE IV.  SALES MATERIAL AND INFORMATION

    4.1 The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, the form of each piece of sales literature or other promotional material in which the Fund or its investment adviser is named, at least three
(3) Business Days prior to its use. No such materials shall be used unless the Fund or its designee approves such use within three (3) Business Days after receipt of its material, which approval shall not be unreasonably withheld.

    4.2 The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of Variable Insurance Products other than the information or representations contained in the registration

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statement or Prospectus for the Fund shares, as such registration statement and Prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee, except with the permission of the Fund or its designee.

    4.3 The Fund or its designee shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company and/or its Separate Account(s), are named at least three (3) Business Days prior to its use. No such material shall be used unless the Company or its designee approves of such use within three (3) Business Days after receipt of such material, which approval shall not be unreasonably withheld.

    4.4 The Fund shall not give any information or make any representations or statements on behalf of the Company or concerning the Company, each Separate Account, or the Variable Insurance Products other than the information or representations contained in or accurately derived from a registration statement or prospectus for such Variable Insurance Products, as such registration statement and prospectus may be amended or supplemented from time to time, or in published reports for such Separate Account which are in the public domain or approved by the Company for distribution to Owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.

    4.5 The Fund shall provide to the Company at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests

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for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

    4.6 The Company shall provide to the Fund at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Variable Insurance Products or any Separate Account, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

    4.7 For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (I.E., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published articles), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, Statements of Additional Information, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under the 1933 Act, the 1940 Act or NASD rules.


ARTICLE V.  FEES AND EXPENSES

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    5.1  The Fund shall pay no compensation to the Company under this Agreement
(except for items covered in Article III).

    5.2 All expenses incident to performance by the Fund under this Agreement shall be paid by the Fund. The Fund shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and if and to the extent deemed advisable by the Fund, in accordance with applicable state laws prior to their sale. The Fund shall bear the expenses of registration and qualification of the Fund's shares, preparation and filing of the Fund's prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of the Fund's shares.

    5.3 The Company shall bear the expense of distributing the Share's prospectus or prospectuses in connection with new sales of the Policies and of distributing the Fund's Shareholder reports and proxy materials to Policy owners. The Company shall bear all expenses associated with the registration, qualification, and filing of the Policies under applicable federal securities and individual account statements for Policy owners as required by state insurance laws.

    5.4 Nothing herein shall prevent the parties hereto from otherwise agreeing to perform, and arranging appropriate compensation for, other services relating to the Fund, the Separate Accounts or both.

ARTICLE VI.  POTENTIAL CONFLICTS

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    6.1  The Fund agrees that the Board, constituted with a majority of disinterested directors, shall monitor the Fund for the existence of any material irreconcilable conflict between the interests of the Owners of separate accounts of Participating Insurance Companies investing in the Fund. A material irreconcilable conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance policy Owners; (f) a decision by an insurer to disregard the voting instructions of Owners; or (g) if applicable, a decision of a Qualified Plan to disregard the voting instructions of plan participants. The Board shall promptly inform the Company if it determines that a material irreconcilable conflict exists and the implications thereof.

    6.2 The Company will report any potential or existing conflicts (including the occurrence of any event specified in paragraph 6.1 which may give rise to such a conflict) of which it is aware to the Board. The Company will assist the Board in carrying out their responsibilities under the Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever Owner voting instructions are disregarded. The responsibilities of the Company will be carried out with a view only to the interests of the Owners.

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    6.3  If it is determined by a majority of the Board, or a majority of its disinterested directors, that a material irreconcilable conflict exists, the Company and other Participating Insurance Companies shall, at their expenses and to the extent reasonably practicable (as determined by a majority of the disinterested trustees) take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, up to and including: (1) withdrawing the assets allocable to some or all of the separate accounts of Participating Insurance Companies from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected Owners and, as appropriate, segregating the assets of any particular group (I.E., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account.

    6.4 If a material irreconcilable conflict arises because of a decision by the Company to disregard Owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company shall be required, at the Fund's election, to withdraw the affected Separate Account's (or subaccount's) investment in the Fund and terminate this Agreement with respect to such Separate Account (or subaccount) and no charge or penalty will be imposed as a result of such withdrawal; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. The

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responsibility to take such remedial action in the event of a Board determination of a material irreconcilable conflict and to bear the cost of such remedial action as the obligation of each Participating Insurance Company and the Company agrees to carry out its responsibilities with a view only to the interests of the Owners.

    6.5 If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Separate Account's investment in the Fund and terminate this Agreement promptly after the Board informs the Company in writing that it has determined that such decision has created a irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing irreconcilable material conflict as determined by a majority of the disinterested members of the Board.

    6.6 For purposes of Sections 6.3 through 6.6 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Variable Insurance Products. The Company shall not be required by Section 6.4 to establish a new funding medium for the Variable Insurance Products if an offer to do so has been declined by vote of a majority of Owners materially adversely affected by the irreconcilable material conflict. In the event that the Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company shall withdraw the affected Separate Account's investment in the Fund and terminate this Agreement promptly provided, however, that such withdrawal and termination

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shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested Members of the Board.

    6.7 If and to the extent that Rule 6e-2 or Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Shared Funding Exemptive Order, then (a) the Fund and/or the Participating Insurance Companies, as appropriate,, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such Rules are applicable; and (b) Sections 3.4, 3.5, 6.1, 6.2, 6.3, 6.4, and 6.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

ARTICLE VII.  INDEMNIFICATION

7.1 INDEMNIFICATION BY THE COMPANY

    7.1(a) The Company shall indemnify and hold harmless the Underwriter, the Adviser, the Fund and each member of the Board and officers and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale of the Variable Insurance Products and:

    (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus for the Variable Insurance Products or in the sales literature for the Variable Insurance Products (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Fund for use in the registration statement or prospectus for the Variable Insurance Products or in the sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Variable Insurance Products or Fund shares; or

    (ii) arise out of or are based upon statements or representations (other than statements or representations contained in the Registration Statement, prospectus or sales literature of the Fund not supplied by the Company, or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Variable Insurance Products; or

   (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, prospectus, or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make he statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Fund by or on behalf of the Company; or

    (iv) arise as a result from any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

    (v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company, as limited by and in accordance with the provisions of Sections 7.1(b) and 7.1(c) hereof.

    7.1(b) The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the Fund, whichever is applicable.

    7.1(c) The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party names in the action. After notice from the Company to such party of the election of one or both of the Company to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expense subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

    7.1(d) The Indemnified Parties shall promptly notify the Company of the commencement of any litigation or proceeding against them in connection with the issuance or sale of Variable Insurance Products or the operation of the Fund. This indemnification shall be in addition to any liability which the Company may otherwise have.

7.2 INDEMNIFICATION BY THE FUND

    7.2(a) The Fund shall indemnify and hold harmless the Company, and each of its directors and offices and each person, if any, who controls the Company within a meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the operations of the Fund and:

    (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus or sales literature for the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing the Adviser, Underwriter or the Fund by or on behalf of the Company for use in the registration statement or prospectus for the Fund or in the sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of Fund shares; or

    (ii) arise out of or are based upon statements or representations (other than statements or representations contained in the Registration Statement, prospectus or sales literature of the Variable Insurance Products not supplied by the Adviser, Underwriter or persons under its control) or wrongful conduct of one or both of the Fund or the Adviser or persons under its control, with respect to the sale or distribution of Fund shares; or

   (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, prospectus, or sales literature of the

         Variable Insurance Products, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund; or

    (iv) arise out of or result from any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure to comply with the diversification requirements specified in Article II of this Agreement); or

    (v) arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund;

as limited by and in accordance with the provisions of Section 7.2(b) and 7.2(c) hereof.

    7.2(b) The Fund shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified party's reckless disregard of obligations and duties under this Agreement or to the Company, the Fund, the Underwriter or each Separate Account, whichever is applicable.

    7.2(c) The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve the Fund from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, the Fund will be entitled to participate, at its own expense, in the defense thereof. The Fund also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Fund to such party of the Fund's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

    7.2(d) The Company agrees promptly to notify the Fund of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with this Agreement, the issuance or sale of the Variable Insurance Products or the operation of the Account. This indemnification shall be in addition to any liability which the Fund may otherwise have.

7.3 INDEMNIFICATION BY THE UNDERWRITER

    7.3(a) The Underwriter shall indemnify and hold harmless the Company, and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 7.3) against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares and:

    (i) arise out of or are based upon statements or representations (other than statements or representations contained in the Registration Statement, prospectus or sales literature for the Variable Insurance Products not supplied by the Underwriter, Advisor, Fund or persons under its control) or wrongful conduct of the Underwriter or persons under its control, with respect to the sale or distribution of the Fund shares; or

    (ii) arise out of any untrue statement or alleged untrue statement of a material fact contained in sales literature of the Variable Insurance Products, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to the Company by the Underwriter; or

    (iii) arise out of or result from any failure by the Underwriter to provide the services and furnish the materials under the terms of this Agreement; or

    (iv) arise out of or result from any material breach of any representation and/or warranty made by the Underwriter in this Agreement or arise out of or result from any other material breach of this Agreement by the Underwriter;

as limited by and in accordance with the provisions of Section 7.3(b) and 7.3(c) hereof.

    7.3(b) The Underwriter shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company or the Separate Account, whichever is applicable.

    7.3(c) The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such services on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against and whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, the Underwriter will be entitled to participate, at its own expense, in the defense thereof. The Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Underwriter to such party of the Distributor's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

    7.3(d) The Company agrees promptly to notify the Underwriter of the commencement of any litigation or proceedings against them or any of their respective officers or directors in connection with this Agreement, the issuance or sale of the Variable Insurance Products or the operation of either Account. This indemnification shall be in addition to any liability which the Underwriter may otherwise have.


ARTICLE VIII.  APPLICABLE LAW

    8.1 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of Massachusetts.

    8.2 This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE XI.  TERMINATION

    9.1 This Agreement shall continue in full force and affect until the first to occur of:

         (a) termination by any party for any reason by sixty days' advance written notice delivered to the other parties; or

         (b) termination by the Company by written notice to the Fund with respect to any Portfolio based upon the Company's determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts or not consistent with the Company's obligations to Owners; or

         (c) termination by the Company by written notice to the Fund with respect to any Portfolio in the event any of the Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investments media of the Variable Insurance Products issued or to be issued by the Company; or

         (d) termination by the Company by written notice to the Fund with respect to any Portfolio in the event that such Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or any independent or resulting failure under Section 817 of the Code, or under any successor or similar provision of either, or if the Company reasonably believes that the Fund may fail to so qualify; or

         (e) termination by either the Fund or the Adviser by written notice to the Company, if either one or both of the Fund or the Adviser respectively, shall determine, in their sole judgement exercised in good faith, that the Company has suffered a material adverse change in their business, operations, financial condition or prospects since the date of this Agreement or are the subject of material adverse publicity; but no termination shall be effective under this subsection (e) until the Company has been afforded a reasonable opportunity to respond to a statement by the Fund or the Adviser concerning the reason for notice of termination hereunder; or

         (f) termination by the Company by written notice to the Fund and the Adviser, if the Company shall determine, in its sole judgement exercised in good faith, that either the Fund or the Adviser has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; but no termination shall be effective under this subsection (f) until the Fund or Adviser has been afforded a reasonable opportunity to respond to a statement by the Company concerning the reason for notice of termination hereunder; or

         (g) at the option of the Fund, if the Variable Insurance Products cease to qualify as annuity contracts or life insurance contracts, as applicable, under the Code, or if the Fund reasonably believes that the Variable Insurance Products may fail to so qualify; or

         (i) at the option of the Fund, upon the Company's breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of the Fund within ten (10) days after written notice of such breach is delivered to the Company; or

         (j) upon assignment of this Agreement, unless made with the written consent of the parties hereto; or

         (k) at the option of the Fund, if the Variable Insurance Products are not registered and issued in accordance with applicable federal and/or state law. Termination shall be effective immediately upon such occurrence without notice.

    9.2 EFFECT OF TERMINATION. Notwithstanding any termination of this Agreement, the Fund and the Underwriter shall at the option of the Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Variable Insurance Products in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the Owners of the Existing Contracts shall be permitted to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 9.2 shall not apply to any terminations under Article VI and the effect of such Article VI terminations shall be governed by Article VI of this Agreement. (However, in no event shall the Fund and the Underwriter be required to make additional shares available to Existing Contracts for more than six (6) months after the date of termination of the Agreement).

    9.3 The Company shall not redeem Fund shares attributable to the Variable Insurance Products (as opposed to Fund shares attributable to the Company's assets held in the Separate Account) except (i) as necessary to implement Owner initiated or approved transactions, or (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a "Legally Required Redemption"), or (iii) as permitted by an order of the SEC pursuant to Section 26(b) of the 1940 Act.
Upon request, the Company will promptly furnish to the Fund and the Underwriter the opinion of counsel for the Company (which counsel shall be reasonably satisfactory to the Fund and the Underwriter) to the effect that any redemption pursuant to the clause (ii) above is a Legally Required Redemption.
Furthermore, except in cases where permitted under the terms of the Variable Insurance Products, and as may be in the best interests of Owners, as determined by the Company, the Company shall not prevent Owners from allocating payments to a Portfolio that was otherwise available under the Contracts without first giving the Fund or the Underwriter sixty (60) days notice of its intention to do so.

    9.4 Notwithstanding any termination of this Agreement for any reason, the terms and conditions of the following provisions of this Agreement shall remain in effect with respect to any Existing Contract, for so long as such Existing Contract has assets invested in the Fund: Section 1.3 to 1.10 of Article I (governing the pricing and redemption of shares); Article II (Representations and Warranties); Section 3.1 through 3.3 and 3.5 of Article III (Prospectus and Proxy Statements, and Voting); Articles IV and VIII (Sales Material and Information; Fees and Expenses, Diversification; Potential Conflicts; Indemnification; and Applicable Law); Article X (Notices); and Sections 11.1, 11.2, and 11.5 through 11.8 of Article XI (Miscellaneous).

Further, notwithstanding any termination of this Agreement for any reason, the terms and conditions of the following provisions of this Agreement shall remain in effect with regard to Variable Insurance Products previously invested in the Fund; Article II (Representations and Warranties); and
Article VIII (Indemnification).

ARTICLE X.  NOTICES

    Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

         If to the Fund:

              Alliance Capital Management L.P.
              1345 Avenue of the Americas
              New York, New York  10105
              Attn:  Edmund Bergen

         If to the Company:

              Keyport Life Insurance Company
              125 High Street
              Boston, MA  02110
              Attn:  General Counsel

         If to Adviser:

              Alliance Capital Management L.P.
              1345 Avenue of the Americas
              New York, NY  10105
              Attn:  Edmund Bergen

         If to Underwriter:

              Alliance Fund Distributors, Inc.
              1345 Avenue of the Americas
              New York, NY  10105
              Attn:  Edmund Bergen

ARTICLE XI.  MISCELLANEOUS

    11.1 All persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund as neither the Board, officers, agents or shareholders assume any personal liability for any obligations entered into on behalf of the Fund.

    11.2 Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the Owners and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain without the express written consent of the affected party.

    11.3 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

    11.4 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

    11.5 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

    11.6 Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

    11.7 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

    11.8 No provision of the Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by the Fund, the Adviser and the Company.

    IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

                        KEYPORT LIFE INSURANCE COMPANY

                        By its authorized officer,

                        By: /s/ Jacob M. Herschler
                           -----------------------
                        Title: VICE PRESIDENT
                               --------------

                        Date: 8/21/96


                        ALLIANCE VARIABLE PRODUCTS SERIES FUND, INC.
                        By its authorized officer,

                        By:  /s/ John Carifa
                            ----------------
                        Title: CHAIRMAN AND PRESIDENT
                               ----------------------
                        Date: 8/20/96
                              -------

                        ALLIANCE CAPITAL MANAGEMENT L.P.
                        By its authorized officer,

                        By:  /s/ John Carifa
                            ----------------
                        Title: PRESIDENT AND CHIEF OPER. OFFICER
                               ---------------------------------
                        Date: 8/20/96
                              -------

                        ALLIANCE FUND DISTRIBUTORS, INC.
                        By its authorized officer,

                        By:  /s/ Richard A Winge
                            --------------------
                        Title: MANAGING DIRECTOR
                               -----------------
                        Date: 8/20/96
                              -------

                                      Schedule A

                     ALLIANCE VARIABLE PRODUCTS SERIES FUND, INC.


Premier Growth Portfolio

Global Bond Portfolio

                                                          As of ________________

                                      Schedule B


SEPARATE ACCOUNTS                           SELECTED FUNDS

Variable Account A                          Premier Growth Portfolio
 (Est. 1/9/80)
                                            Global Bond Portfolio

KMA Variable Account                        Same as above
  (Est. 1/9/80)